Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255414 on Form S-8 of our report dated March 9, 2022, relating to the consolidated financial statements of SkyWater Technology, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended January 2, 2022.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 9, 2022